Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL REPORTS SECOND QUARTER FISCAL YEAR 2014 RESULTS

•	Increases midpoints of previous revenue and adjusted EPS guidance for FY 2014

•	15.4% year-over-year growth in second quarter consolidated service revenue to $487.1 million

•	Gross margin of 33.4%, up 480 basis points year-over-year

•	Operating income grew 48.4% year-over-year to $46.7 million

•	Adjusted operating margin of 9.8% (GAAP operating margin of 9.6%)

•	Diluted earnings per share of $0.49 grew 36.1% year-over-year in the quarter

•	Cash flow from operations of $149.5 million

•	Net new business wins of $654.7 million; net book-to-bill ratio of 1.34; backlog at $4.81 billion

Boston, MA, January 29, 2014 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the second quarter of Fiscal Year 2014, which ended on December 31, 2013.

In commenting on the results of the quarter, Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer, stated, “In the second quarter we met our goals and made progress on our key initiatives. We delivered strong revenue growth, healthy operating margin expansion, and solid cash flow from operations. We were also particularly pleased with our new business performance. Wins were broad-based across our businesses, and came from a variety of client segments.”

Mr. von Rickenbach continued, “I believe the market for our products and services continues to be strong. We remain focused on successfully competing in the marketplace, executing projects with high quality, and driving efficiency initiatives throughout our businesses. We expect these activities to propel profitable growth and increase shareholder value. Our financial and operational performance in the second quarter, together with solid demand for our services, gives us the confidence that we will achieve our financial goals for Fiscal Year 2014.”

For the three months ended December 31, 2013 consolidated service revenue increased by 15.4% to $487.1 million compared with $422.1 million in the prior year period. The impact from foreign exchange movements in the quarter was nominal. Recent acquisitions contributed approximately $14 million to revenue in the quarter. On a constant currency, same store basis, revenue growth was 12.2% year-over-year. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $46.7 million, or 9.6% of service revenue, in the second quarter of Fiscal Year 2014, as compared with $31.4 million, or 7.4% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $28.3 million, or $0.49 per diluted share, compared with GAAP net income of $21.3 million, or $0.36 per diluted share for the quarter ended December 31, 2012. GAAP diluted earnings per share grew 36.1% year-over-year.

The financial results of the December quarter in the current and prior year period each included special items, as detailed in the financial charts within this press release. Excluding the impact of special items, adjusted operating income in the second quarter of Fiscal Year 2014 was $47.7 million, or 9.8% of service revenue. Excluding the impact of special items, adjusted operating income in the second quarter of Fiscal Year 2013 was $32.1 million, or 7.6% of service revenue. Excluding the impact of special items, adjusted net income was $29.1 million, or $0.51 per diluted share in the quarter ended December 31, 2013, and was $24.5 million, or $0.41 per diluted share in the quarter ended December 31, 2012. Adjusted earnings per share grew 24.4% year-over-year.

On a segment basis, service revenue for the second quarter of Fiscal Year 2014 was $363.9 million in Clinical Research Services (CRS), $55.5 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $67.7 million in Perceptive Informatics, Inc.

For the six months ended December 31, 2013, consolidated service revenue was $936.4 million versus $816.8 million in the prior year period, an increase of 14.6%. GAAP operating income for the current six-month period was $88.5 million, or 9.5% of service revenue, compared with GAAP operating income of $61.2 million, or 7.5% of service revenue in the prior year period. GAAP net income for the six months ended December 31, 2013 was $54.3 million, or $0.95 per diluted share, compared with GAAP net income of $36.4 million, or $0.60 per diluted share, in the prior year period. Excluding the impact of special items as detailed in the attached financial charts in both six month periods, operating income was $89.7 million or 9.6% of consolidated service revenue for the six months ended on December 31, 2013, compared with $61.9 million or 7.6% of consolidated service revenue for the six months ended on December 31, 2012. On an adjusted basis, net income for the six months ended December 31, 2013 was $55.0 million, or $0.96 per diluted share, compared with $42.0 million or $0.69 per diluted share in the comparable prior year six month period.

Backlog at the end of December 2013 was $4.81 billion, an increase of 5.9% year-over-year. The reported backlog included gross new business wins in the quarter of $836.1 million, cancellations of $181.4 million, and a positive impact from foreign exchange rates of $11.1 million. The net book-to-bill ratio was 1.34 in the quarter.

The Company issued forward-looking guidance for the third quarter of Fiscal Year 2014 (ending March 31, 2014) and updated guidance for Fiscal Year 2014 as described in the text and chart below. The guidance takes into account a number of factors, including recent exchange rates, tax rates, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 1/29/14	Guidance Issued 1/13/14
Q3 FY 2014 Revenue	$490 - $495 million	N/A
Q3 FY 2014 GAAP EPS	$0.52 - $0.54	N/A

FY 2014 Revenue	$1.920 - $1.930 billion	$1.895 - $1.925 billion
FY 2014 GAAP EPS	$1.99 - $2.09	$1.97 - $2.11
FY 2014 non-GAAP EPS	$2.01 - $2.11	$1.97 - $2.11

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s Second Quarter Fiscal Year 2014 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, January 30, 2014 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Upcoming Events” portion of the main page of the Investor Relations section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International Second Quarter Fiscal Year 2014 earnings conference call.

The company has enhanced the supplemental financial information that it provides on its website in conjunction with earnings. A presentation of Second Quarter Fiscal Year 2014 results, as well as certain trended financial information, may be found in the Investor Relations section of the Company’s website under the “Additional Financials” section.

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of knowledge-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 76 locations in 50 countries around the world, and has approximately 15,100 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL, Perceptive Informatics, LIQUENT, and HERON are registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the recent acquisitions of LIQUENT, Inc. and HERON, Inc., or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 as filed with the SEC on November 4, 2013, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Service revenue	$487,145	$422,068	$936,390	$816,821
Reimbursement revenue	87,091	61,069	166,910	128,836
Total revenue	574,236	483,137	1,103,300	945,657
Costs and expenses:
Direct costs	324,507	301,325	627,701	580,729
Reimbursable out-of-pocket expenses	87,091	61,069	166,910	128,836
Selling, general and administrative	95,528	71,909	180,440	141,937
Depreciation	16,584	15,462	32,046	30,257
Amortization	3,862	2,043	7,658	3,127
Restructuring benefit	—	(108)	—	(418)
Total costs and expenses	527,572	451,700	1,014,755	884,468
Income from operations	46,664	31,437	88,545	61,189
Other expense, net	(3,707)	(209)	(6,672)	(2,597)
Income before income taxes	42,957	31,228	81,873	58,592
Provision for income taxes	14,628	9,885	27,590	22,185
Effective tax rate	34.1%	31.7%	33.7%	37.9%
Net income	$28,329	$21,343	$54,283	$36,407

Earnings per common share:
Basic	$0.50	$0.36	$0.96	$0.61
Diluted	$0.49	$0.36	$0.95	$0.60
Shares used in computing earnings per common share:
Basic	56,517	58,671	56,386	59,391
Diluted	57,395	59,639	57,395	60,412

Balance Sheet Information	Preliminary
(in thousands)	December 31, 2013	December 31, 2012	June 30, 2013
Billed accounts receivable, net	$503,578	$411,310	$457,155
Unbilled accounts receivable, net	234,740	234,483	248,219
Deferred revenue	(461,029)	(390,705)	(408,336)
Net receivables	$277,289	$255,088	$297,038

Cash and marketable securities	$314,294	$296,545	$274,164
Working capital	$433,461	$325,685	$403,229
Total assets	$1,877,789	$1,697,650	$1,779,624
Short-term borrowings	$13,968	$107,403	$20,399
Long-term debt	$372,500	$277,600	$427,500
Stockholders' equity	$627,874	$580,750	$538,946

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

	Three Months Ended				Three Months Ended
(in thousands, except per share data)	December 31, 2013				December 31, 2012
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$95,528	$(1,071)	(a)	$94,457	$71,909	$(807)	(c)	$71,102
Restructuring benefit	$—	$—		$—	$(108)	$108	(d)	$—
Income from operations	$46,664	$1,071		$47,735	$31,437	$699		$32,136
Other expense, net	$(3,707)	$—		$(3,707)	$(209)	$—		$(209)
Income before income taxes	$42,957	$1,071		$44,028	$31,228	$699		$31,927
Provision for income taxes	$14,628	$270	(b)	$14,898	$9,885	$(2,458)	(e)	$7,427
Net income	$28,329	$801		$29,130	$21,343	$3,157		$24,500
Diluted earnings per common share	$0.49	$0.02		$0.51	$0.36	$0.05		$0.41
Effective tax rate	34.1%			33.8%	31.7%			23.3%

(a) Adjustment includes $1.1 million of legal settlements and acquisition & integration related charges
(b) Tax associated with item (a)
(c) Adjustment includes $0.8 million of legal settlements and acquisition & integration related charges
(d) Adjustment to facility-related charges of $0.1 million related to restructuring plans
(e) Tax associated with items (c) and (d), and a net $2.7 million expense due to changes in interest, penalties and a valuation allowance in a foreign jurisdiction

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

	Six Months Ended				Six Months Ended
(in thousands, except per share data)	December 31, 2013				December 31, 2012
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$180,440	$(1,151)	(a)	$179,289	$141,937	$(1,157)	(c)	$140,780
Restructuring benefit	$—	$—		$—	$(418)	$418	(d)	$—
Income from operations	$88,545	$1,151		$89,696	$61,189	$739		$61,928
Other expense, net	$(6,672)	$—		$(6,672)	$(2,597)	$(395)	(e)	$(2,992)
Income before income taxes	$81,873	$1,151		$83,024	$58,592	$344		$58,936
Provision for income taxes	$27,590	$474	(b)	$28,064	$22,185	$(5,232)	(f)	$16,953
Net income	$54,283	$677		$54,960	$36,407	$5,576		$41,983
Diluted earnings per common share	$0.95	$0.01		$0.96	$0.60	$0.09		$0.69
Effective tax rate	33.7%			33.8%	37.9%			28.8%

(a) Adjustments include $1.5 million of legal settlements and acquisition & integration related charges, partially offset by $0.3 million gain related to the revaluation of HERON earn-out contingent consideration liability

(b) Tax associated with item (a)
(c) Adjustment includes $1.2 million of legal settlements and acquisition & integration related charges
(d) Adjustment to facility-related charges of $0.4 million related to restructuring plans
(e) Gain on facility sale previously impaired
(f) Tax associated with items (c) through (e), a tax expense for one-time adjustments to deferred tax assets in Q1 FY13, and a net $2.7 million expense due to changes in interest, penalties and a valuation allowance in a foreign jurisdiction in Q2 FY13

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in thousands)	December 31, 2013	December 31, 2012

Clinical Research Services (CRS)
Service revenue	$363,867	$320,580
% of total service revenue	74.7%	76.0%
Gross profit	$108,636	$78,165
Gross margin % of service revenue	29.9%	24.4%

PAREXEL Consulting & Medical Communications Services (PCMS)
Service revenue	$55,532	$49,274
% of total service revenue	11.4%	11.7%
Gross profit	$22,309	$20,820
Gross margin % of service revenue	40.2%	42.3%

Perceptive Informatics (PI)
Service revenue	$67,746	$52,214
% of total service revenue	13.9%	12.3%
Gross profit	$31,693	$21,758
Gross margin % of service revenue	46.8%	41.7%

Total service revenue	$487,145	$422,068
Total gross profit	$162,638	$120,743
Gross margin % of service revenue	33.4%	28.6%

Revenue by Geography
The Americas	$240,888	$210,065
Europe, Middle East & Africa	180,705	150,109
Asia/Pacific	65,552	61,894
Total service revenue	$487,145	$422,068

Quarterly Supplemental Financial Data
Service revenue	$487,145	$422,068
Reimbursement revenue	87,091	61,069
Investigator fees	133,212	96,307
Gross revenue	$707,448	$579,444

Days sales outstanding	36	41

Capital expenditures	$19,828	$19,849

PAREXEL International Corporation
Segment Information
(Unaudited)

	Six Months Ended	Six Months Ended
(in thousands)	December 31, 2013	December 31, 2012

Clinical Research Services (CRS)
Service revenue	$696,459	$617,747
% of total service revenue	74.4%	75.6%
Gross profit	$203,040	$155,166
Gross margin % of service revenue	29.2%	25.1%

PAREXEL Consulting & Medical Communications Services (PCMS)
Service revenue	$109,069	$97,625
% of total service revenue	11.6%	12.0%
Gross profit	$44,580	$39,486
Gross margin % of service revenue	40.9%	40.4%

Perceptive Informatics (PI)
Service revenue	$130,862	$101,449
% of total service revenue	14%	12.4%
Gross profit	$61,069	$41,440
Gross margin % of service revenue	46.7%	40.8%

Total service revenue	$936,390	$816,821
Total gross profit	$308,689	$236,092
Gross margin % of service revenue	33%	28.9%

Revenue by Geography
The Americas	$465,298	$407,479
Europe, Middle East & Africa	339,219	288,378
Asia/Pacific	131,873	120,964
Total service revenue	$936,390	$816,821